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                                                                   EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 28, 2000, except for Note 10, which is dated February 1, 2000, relating to the financial statements which appear in Interwoven, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Jose, California
November 17, 2000